Exhibit 99.1

TURTLE BEACH CORPORATION, TOGETHER WITH THE DONERAIL GROUP,

ANNOUNCES $20 MILLION SHARE REPURCHASE FROM SHAREHOLDER

SAN DIEGO, CA – August 15, 2025 – Turtle Beach Corporation (Nasdaq: TBCH, the “Company”), a leading gaming accessories brand, today announced it entered into a definitive agreement to repurchase 694,926 shares of common stock from Diversis Capital (“Diversis”), at the 30-day volume weighted average price of $14.41 per share, for a total of approximately $10 million.

Simultaneous with the Company’s repurchase, The Donerail Group (“Donerail”), an investment management firm, has acquired 693,962 shares of Turtle Beach common stock from Diversis at the same purchase price.

Following the completion of the transaction, Diversis will own approximately 10% of Turtle Beach’s common stock. The remaining shares beneficially owned by Diversis will be subject to a new 90-day lock-up agreement.

“This transaction reflects our continued confidence in Turtle Beach’s strategy and long-term value creation,” said Cris Keirn, CEO of Turtle Beach Corporation. “We’re pleased to have executed this repurchase directly, which aligns with our capital allocation priorities and underscores our belief in the strength of our business.”

“It has been a privilege to serve on Turtle Beach’s Board of Directors and work closely with management over the past two years. The Company’s transformation over that period has been significant,” said Will Wyatt, Managing Partner of The Donerail Group and Turtle Beach board member. “We are excited to increase our investment in the Company as the Board drives to create value for all shareholders.”

The repurchase was executed under the Company’s existing $75 million authorization and in compliance with the Company’s credit agreement and capital return framework. The recently completed refinancing of Turtle Beach’s debt facilities provided the flexibility to execute this transaction and represents the Company’s commitment of utilizing share repurchases to drive shareholder value. The transaction enhances shareholder alignment and ownership stability.

Turtle Beach Corporation Announces Completion of Debt Refinancing

About Turtle Beach

Turtle Beach Corporation (the “Company”) (corp.turtlebeach.com) is one of the world’s leading gaming accessory providers. The Company’s namesake Turtle Beach brand (www.turtlebeach.com) is known for designing best-selling gaming headsets, top-rated game controllers, award-winning PC gaming peripherals, and groundbreaking gaming simulation accessories. Turtle Beach’s top-rated, fan-favorite Victrix brand is well-respected and favored by pro gamers in esports and the fighting game community. Innovation, first-to-market features, a broad range of products for all types of gamers, and top-rated customer support have made Turtle Beach a fan-favorite brand and the market leader in console gaming audio for over a decade. Turtle Beach’s shares are traded on the Nasdaq Exchange under the symbol: TBCH.

Cautionary Note on Forward-Looking Statements

This press release includes forward-looking information and statements within the meaning of the federal securities laws. Except for historical information contained in this release, statements in this release may constitute forward-looking statements regarding assumptions, projections, expectations, targets, intentions, or beliefs about future events. Statements containing the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “goal,” “project,” “intend” and similar expressions, or the negatives thereof, constitute forward-looking statements. Forward-looking statements are only predictions and are not guarantees of performance. Forward-looking statements in this press release include, but are not limited to, statements regarding potential share repurchases by the Company and the potential refinancing of the Company’s outstanding loan balance. Forward-looking statements involve known and unknown risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved. Forward-looking statements are based on management’s current beliefs and expectations, as well as assumptions made by, and information currently available to, management.

While the Company believes that its expectations are based upon reasonable assumptions, there can be no assurances that its goals and strategy will be realized. Numerous factors, including risks and uncertainties, may affect actual results and may cause results to differ materially from those expressed in forward-looking statements made by the Company or on its behalf. Some of these factors include, but are not limited

Turtle Beach Corporation Announces Completion of Debt Refinancing

to, risks related to trade policies, including the imposition of tariffs on imported goods and other trade restrictions, the release and availability of successful game titles, macroeconomic conditions affecting the demand for our products, logistic and supply chain challenges and costs, dependence on the success and availability of third-parties to manufacture and manage the logistics of transporting and distributing our products, the substantial uncertainties inherent in the acceptance of existing and future products, the difficulty of commercializing and protecting new technology, the impact of competitive products and pricing, general business and economic conditions, risks associated with the expansion of our business including the integration of any businesses we acquire and the integration of such businesses within our internal control over financial reporting and operations, our indebtedness, liquidity, and other factors discussed in our public filings, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and the Company’s other periodic reports filed with the SEC. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, the Company is under no obligation to publicly update or revise any forward-looking statement after the date of this release whether as a result of new information, future developments or otherwise.

CONTACTS

Investors:

TBCH@icrinc.com

(646) 277-1285

Public Relations & Media:

MacLean Marshall

Sr. Director, Global Communications

Turtle Beach Corporation

(858) 914 -5093

maclean.marshall@turtlebeach.com